EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information shown below is based on historical consolidated financial statements of the Registrant. The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2018 presents the Registrant’s historical consolidated statement of financial position, giving effect to the disposition as if it had been completed on June 30, 2018. The accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended June 30, 2018 and for the years ended March 31, 2018, 2017 and 2016 present the Registrant’s historical consolidated statements of operations, giving effect to the disposition as if it had been completed on April 1, 2015, the beginning of the earliest period presented.

The unaudited pro forma condensed consolidated financial statements include specific, factually supportable assumptions and adjustments that are directly related to the disposition. These pro forma adjustments have been made to illustrate the anticipated financial effect of the disposition on the Registrant. The adjustments are based upon available information and assumptions that the Registrant believes are reasonable as of the date of this filing. However, actual adjustments may differ materially from the information presented. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial statements, including notes thereto, should be read in conjunction with the historical financial statements and notes thereto of the Registrant included in the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2018, and the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2018.

Acxiom Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2018

(in thousands)	Historical Acxiom	AMS Adjustment (Note A)	Other Pro Forma Adjustments	Note Reference	Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$95,099	$(1,544)	$2,044,498	(B)	$2,138,053
Trade accounts receivable, net	163,767	(110,331)	—		53,436
Refundable income taxes	11,761	(11,789)	28	(D)	—
Other current assets	40,167	(19,689)	—		20,478

Total current assets	310,794	(143,353)	2,044,526		2,190,107
Property and equipment, net of accumulated depreciation and amortization	151,407	(121,288)	—		30,119
Software, net	31,719	(20,983)	—		10,736
Goodwill	595,795	(390,841)	—		204,954
Purchased software licenses, net	6,670	(6,492)	—		178
Deferred income taxes	11,488	76,443	(87,903)	(D)	28
Deferred commissions, net	18,137	(10,696)	—		7,441
Other assets, net	40,958	(2,246)	—		38,712

	$1,166,968	$(619,456)	$1,956,623		$2,504,135

LIABILITIES AND EQUITY
Current liabilities:
Current installments of long-term debt	$1,327	$—	$(1,327)	(B)	$—
Trade accounts payable	47,668	(23,713)	—		23,955
Accrued payroll and related expenses	21,939	(11,576)	—		10,363
Other accrued expenses	58,938	(13,498)	—		45,440
Deferred revenue	31,621	(26,710)	—		4,911
Income taxes payable	—	—	495,900	(D)	495,928
			28	(D)

Total current liabilities	161,493	(75,497)	494,601		580,597

Long term debt	227,435	—	(227,435)	(B)	—
Deferred income taxes	42,258	(42,258)	—		—
Other liabilities	13,726	(4,563)	—		9,163

Commitments and contingencies
Equity:
Common stock	13,773	—	—		13,773
Additional paid-in capital	1,256,442	—	—		1,256,442
Retained earnings	638,043	(500,662)	500,662	(B)	1,826,838
			1,772,598	(C)
			(583,803)	(D)
Accumulated other comprehensive income	8,899	3,524	—		12,423
Treasury stock, at cost	(1,195,101)	—	—		(1,195,101)

Total equity	722,056	(497,138)	1,689,457		1,914,375

	$1,166,968	$(619,456)	$1,956,623		$2,504,135

See accompanying Notes to Pro Forma Financial Information

Acxiom Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended June 30, 2018

(in thousands, except per share amounts)	Historical Acxiom	AMS Adjustment (Note A)	Other Pro Forma Adjustments	Note Reference	Pro Forma Consolidated
Revenues	$226,960	$(164,489)	$—		$62,471
Cost of revenue	117,271	(93,617)	—		23,654

Gross profit	109,689	(70,872)	—		38,817
Operating expenses:
Research and development	24,536	(7,566)	—		16,970
Sales and marketing	54,850	(21,527)	—		33,323
General and administrative	34,718	(16,594)	—		18,124
Gains, losses, and other items, net	1,286	(1,284)	—		2

Total operating expenses	115,390	(46,971)	—		68,419

Income (loss) from operations	(5,701)	(23,901)	—		(29,602)

Other income (expense):
Interest expense	(2,838)	—	2,835	(C)	(3)
Other, net	524	(168)	—		356

Total other expense	(2,314)	(168)	2,835		353

Income (loss) from operations before income taxes	(8,015)	(24,069)	2,835		(29,249)
Income tax expense (benefit)	(5,000)	(6,092)	11,159	(B)	67

Net earnings (loss)	$(3,015)	$(17,977)	$(8,324)		$(29,316)

Basic loss per share	$(0.04)				$(0.38)
Diluted loss per share	$(0.04)				$(0.38)

Basic shares used in the calculation of net loss per share	76,935				76,935
Diluted shares used in the calculation of net loss per share	76,935				76,935

See accompanying Notes to Pro Forma Financial Information

Acxiom Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended March 31, 2018

(in thousands, except per share amounts)	Historical Acxiom	AMS Adjustment (Note A)	Other Pro Forma Adjustments	Note Reference	Pro Forma Consolidated
Revenues	$917,406	$(697,305)	$—		$220,101
Cost of revenue	466,436	(370,040)	—		96,396

Gross profit	450,970	(327,265)	—		123,705
Operating expenses:
Research and development	94,873	(34,168)	—		60,713
Sales and marketing	215,599	(106,960)	—		108,639
General and administrative	123,526	(38,372)	—		85,154
Gains, losses, and other items, net	6,373	(3,650)	—		2,723

Total operating expenses	440,371	(183,142)	—		257,229

Income (loss) from operations	10,599	(144,123)	—		(133,524)

Other income (expense):
Interest expense	(10,131)	—	10,105	(C)	(26)
Other, net	241	287	—		528

Total other expense	(9,890)	287	10,105		502

Income (loss) from operations before income taxes	709	(143,836)	10,105		(133,022)
Income tax expense (benefit)	(22,771)	25,414	2,525	(B)	118

Net earnings (loss)	$23,480	$(169,250)	$(12,630)		$(133,140)

Basic earnings (loss) per share	$0.30				$(1.69)
Diluted earnings (loss) per share	$0.29				$(1.69)

Basic shares used in the calculation of net earnings (loss) per share	78,891				78,891
Diluted shares used in the calculation of net earnings (loss) per share	81,516				78,891

See accompanying Notes to Pro Forma Financial Information

Acxiom Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended March 31, 2017

(in thousands, except per share amounts)	Historical Acxiom	AMS Adjustment (Note A)	Other Pro Forma Adjustments	Note Reference	Pro Forma Consolidated
Revenues	$880,247	$(705,487)	$—		$174,760
Cost of revenue	477,686	(377,710)	—		99,976

Gross profit	402,561	(327,777)	—		74,784
Operating expenses:
Research and development	82,109	(32,742)	—		49,367
Sales and marketing	166,676	(107,418)	—		59,258
General and administrative	129,714	(36,815)	—		92,899
Gains, losses, and other items, net	8,373	(3,700)	—		4,673

Total operating expenses	386,872	(180,675)	—		206,197

Income (loss) from operations	15,689	(147,102)	—		(131,413)

Other income (expense):
Interest expense	(7,381)	—	7,320	(C)	(61)
Other, net	334	378	—		712

Total other expense	(7,047)	378	7,320		651

Income (loss) from operations before income taxes	8,642	(146,724)	7,320		(130,762)
Income tax expense (benefit)	4,534	(47,937)	43,591	(B)	188

Net earnings (loss)	$4,108	$(98,787)	$(36,271)		$(130,950)

Basic earnings (loss) per share	$0.05				$(1.69)
Diluted earnings (loss) per share	$0.05				$(1.69)

Basic shares used in the calculation of net earnings (loss) per share	77,609				77,609
Diluted shares used in the calculation of net earnings (loss) per share	79,848				77,609

See accompanying Notes to Pro Forma Financial Information

Acxiom Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Fiscal Year Ended March 31, 2016

(in thousands, except per share amounts)	Historical Acxiom	AMS Adjustment (Note A)	Other Pro Forma Adjustments	Note Reference	Pro Forma Consolidated
Revenues	$850,088	$(683,537)	$—		$166,551
Cost of revenue	488,382	(383,706)	—		104,676

Gross profit	361,706	(299,831)	—		61,875
Operating expenses:
Research and development	74,247	(36,108)	—		38,139
Sales and marketing	146,176	(107,454)	—		38,722
General and administrative	135,385	(30,141)	—		105,244
Impairment of goodwill and other assets	6,829	(6,829)	—		—
Gains, losses, and other items, net	12,132	(10,541)	—		1,591

Total operating expenses	374,769	(191,073)	—		183,696

Loss from operations	(13,063)	(108,758)	—		(121,821)

Other income (expense):
Interest expense	(7,669)	—	7,575	(C)	(94)
Other, net	452	(900)	—		(448)

Total other expense	(7,217)	(900)	7,575		(542)

Loss from continuing operations before income taxes	(20,280)	(109,658)	7,575		(122,363)
Income tax expense (benefit)	(11,632)	(32,323)	44,166	(B)	231

Net loss from continuing operations	$(8,648)	$(77,355)	$(36,591)		$(122,594)

Basic loss per share from continuing operations	$(0.11)				$(1.58)
Diluted loss per share from continuing operations	$(0.11)				$(1.58)

Basic shares used in the calculation of net loss per share	77,616				77,616
Diluted shares used in the calculation of net loss per share	77,616				77,616

See accompanying Notes to Pro Forma Financial Information

Acxiom Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

As of June 30, 2018 and For the Three Months Ended June 30, 2018 and For the Fiscal Years Ended March 31, 2018, 2017 and 2016

Pro Forma Adjustments to the Condensed Consolidated Balance Sheet as of June 30, 2018

(A)	To eliminate the assets and liabilities to be sold in the disposition of AMS.

(B)

To record net cash proceeds of $2.0 billion received from the disposition of AMS, representing cash proceeds of $2.3 billion stated sales price less closing adjustments of $26.7 million, net of $228.9 million which was used to repay outstanding indebtedness, and to eliminate AMS equity.

(C)	To record the net gain on the disposition of AMS.

(D)	To accrue the estimated tax impact associated with the gain on the disposition of AMS, to reflect the valuation allowance for LiveRamp’s deferred tax assets, and to reclass income tax balances.

Pro Forma Adjustments to the Condensed Consolidated Statements of Operations for the Three Months Ended June 30, 2018 and for the Fiscal Years Ended March 31, 2018, 2017 and 2016

(A)	To eliminate the revenues and direct expenses in the disposition of AMS.

(B)	To reflect the valuation allowance for LiveRamp’s deferred tax assets.

(C)	To eliminate interest expense related to repayment of outstanding indebtedness.

Other

At April 1, 2018, the Registrant adopted ASU 2014-09, Revenue from Contracts with Customers (“Topic 606”) using the modified retrospective method through an increase in retained earnings of approximately $12.7 million. The cumulative adjustment primarily related to the capitalization of costs of obtaining customer contracts.

The impact of Topic 606 and related disclosures was reflected beginning in the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.